[WHG BANCSHARES CORPORATION LETTERHEAD]

FOR IMMEDIATE RELEASE                     FOR FURTHER INFORMATION CONTACT:
---------------------                     -------------------------------
June 25, 2002                             Peggy J. Stewart
                                          President and Chief Executive Officer
                                          (410) 583-8700


                         SPECIAL MEETING OF STOCKHOLDERS

     Lutherville, Maryland -- WHG Bancshares Corporation, the parent savings and loan holding company of Heritage Savings Bank, F.S.B., Lutherville, Maryland, announced that its Special Meeting of Stockholders was held today. At the meeting, stockholders approved the Agreement and Plan of Merger with Baltimore County Savings Bank, F.S.B..

     The Company's common stock is traded on the Nasdaq SmallCap Market under the symbol "WHGB".